Exhibit 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             SF HOLDINGS GROUP, INC.


      SF HOLDINGS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is SF Holdings Group, Inc.

      2. The original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on December 24, 1997.

      3. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 19, 1999.

      4. A Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 2001.

      5. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation, and such amendments have been duly adopted in accordance with the above-referenced Sections.

      6. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed this 24th day of January, 2002.

                                          SF HOLDINGS GROUP, INC.


                                          By: /s/ Hans Heinsen
                                             -----------------------------
                                             Name:  Hans Heinsen
                                             Title: Senior Vice President

                                                                       EXHIBIT A



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SF HOLDINGS GROUP, INC.


      FIRST:      The name of the Corporation is SF Holdings Group, Inc.

      SECOND: The address of the registered office of the Corporation in Delaware is 2711 Centerville Road, Suite 400, Wilmington, 19808, in New Castle County, and the name of the registered agent of the Corporation at such address is Corporation Service Corporation.

      THIRD:      The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH.     The total number of shares of all classes of stock which
the Corporation shall have authority to issue is two million two hundred and twenty thousand (2,220,000) shares, consisting of:

            (a) two million one hundred thousand (2,100,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as "Common Stock");

            (b) twenty thousand (20,000) shares of Exchangeable Preferred Stock, par value $.001 per share (hereinafter referred to as "Preferred Stock"); and

            (c) one hundred thousand (100,000) shares of Class B Preferred Stock, par value $.001 per share (hereinafter referred to as "Class B Preferred Stock").

      The designations, relative rights, preferences and limitations of shares of each class and the authority of the Board of Directors to fix the designations, relative rights, preferences and limitations of shares of each class not fixed hereby shall be as follows:


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

A.    PREFERRED STOCK

      The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock are as follows:

      1. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of Common Stock of the Corporation and, except as provided in the following proviso, to each other class or series of capital stock issued by the Corporation now or hereafter created (collectively, "Junior Stock"); provided, however, that the Board of Directors may authorize a class or series of preferred stock on a parity in powers, preferences and rights to the Preferred Stock (collectively, "Parity Stock") or senior in powers, preferences and rights to the Preferred Stock (collectively, "Senior Stock") if approved by the holders of a majority of the shares of Preferred Stock.

      2. (a) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends at an annual rate equal to 13.75%. Until March 15, 2003, dividends on the Preferred Stock will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Payment Date"), commencing June 15, 1998, (i) in cash or, at the option of the Corporation, (ii) by issuing shares of Preferred Stock with an aggregate Liquidation Amount (as defined in subparagraph 3 below) equal to the amount of such dividends. From and after such time, dividends on the Preferred Stock shall be payable quarterly in arrears in cash except to the extent that the covenants applicable to Indebtedness (as defined in subparagraph 8 below) of the Corporation prohibit such cash payments or the covenants applicable to securities and/or Indebtedness of the Corporation's subsidiaries prohibit such subsidiaries from distributing the necessary cash to the Corporation. Dividends in arrears on the Preferred Stock may be paid at any time, without reference to any regular dividend payment date. Dividends will accrue and be cumulative from the date of original issue of the Preferred Stock, whether or not declared for any reason (including if such declaration is prohibited under any outstanding indebtedness or borrowing or other contractual provision binding on the Corporation or any of its subsidiaries) and whether or not there will be funds of the Corporation legally available for the payment thereof. Dividends accruing and not declared until March 15, 2003 shall, when declared, be payable in cash or additional shares of Preferred Stock as described above. All accrued and unpaid dividends will be compounded at the dividend rate on a quarterly basis. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after March 15, 2003.

         (b) No dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock, and no shares of Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or in exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Junior Stock unless (i) all dividends on the outstanding shares of Preferred Stock that shall have accrued through any prior Dividend Payment Date shall have been paid or declared and funds set

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

apart for payment thereof; (ii) the Corporation shall not be in default on any of its obligations to purchase or redeem the Preferred Stock pursuant to subparagraphs 4 or 5 of this Paragraph A; and (iii) the Corporation shall not be in default on any of the covenants included in subparagraph 8 of this Paragraph
A. When dividends are not paid in full upon the shares of Preferred Stock and any Parity Stock, all dividends declared upon shares of Preferred Stock and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock and all such Parity Stock bear to each other.

      3. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payment or distribution of assets shall be made to or set apart for the holders of Junior Stock unless the holders of shares of Preferred Stock shall have received, out of assets legally available therefor, Ten Thousand Dollars ($10,000.00) per share of Preferred Stock (the "Liquidation Amount") plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of final distribution to such holder. If upon any such distribution of assets in liquidation or dissolution or upon the winding up of the affairs of the Corporation the amount which would be distributed to the holders of the outstanding shares of Preferred Stock would be less than this amount, then such lesser amount shall be distributed pro rata to the holders of then outstanding shares of Preferred Stock and to the holders of then outstanding shares of Parity Stock, and no distribution shall be made to the holders of Junior Stock. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this subparagraph 3.

      4. The Corporation shall redeem the Preferred Stock on March 15, 2009, out of funds legally available for such purpose, at a redemption price per share, in cash, equal to the Liquidation Amount plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of redemption. Shares of Preferred Stock redeemed pursuant to this subparagraph 4 shall be cancelled and shall not be reissued.

      5. (a) Except as set forth below, the Preferred Stock shall not be redeemable at the Corporation's option prior to March 15, 2003. From and after March 15, 2003, the Corporation may, at its option, redeem the Preferred Stock, in whole or in part, at the redemption prices (expressed as percentages of the Liquidation Amount) set forth below, plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

      Year                                           Percentage
      ----                                           ----------
      2003.....................................        106.875%

      2004.....................................        104.583%

      2005.....................................        102.293%

      2006 and thereafter......................        100.000%

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         (b) If less than all outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) according to the number of whole shares held by each holder of Preferred Stock.

         (c) In the event the Corporation shall redeem shares of Preferred Stock pursuant to subparagraphs 4 or 5 hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such redemption notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and , if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. On or after the date so specified, each holder of then outstanding shares of Preferred Stock so to be redeemed shall surrender the certificate or certificates evidencing the Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for payment to its order or that of its nominee, as such holder shall request, in an aggregate amount equal to the aggregate redemption amount of the shares of Preferred Stock so redeemed. The Corporation shall reissue to each such holder a certificate for any shares of Preferred Stock surrendered but not redeemed. All shares of Preferred Stock which are redeemed pursuant to this subparagraph 5 shall be cancelled and shall not be reissued.

      6. (a) The Corporation may, at its option, on any Dividend Payment Date with respect to the Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Preferred Stock in exchange for the Corporation's 13.75% Subordinated Notes due March 15, 2009 to be issued pursuant to an indenture between the Corporation and a trustee and having substantially the terms assigned to the Preferred Stock as set forth in this Paragraph A of Article FOURTH (the "Subordinated Notes"), at a rate of one dollar (or fraction thereof) principal amount of Subordinated Notes for each dollar (or fraction thereof) in Liquidation Amount plus, subject to the following paragraph, the cash value of any accrued and unpaid dividends payable in kind and the amount of any accrued and unpaid cash dividends, whether or not earned or declared, accrued and unpaid thereon to the date of exchange (provided that no event of default under the indenture governing the Subordinated Notes shall have occurred and be continuing).

         (b) Cash dividends on any shares of Preferred Stock exchanged for Subordinated Notes which have accrued but have not been paid as of the date of exchange shall be paid, at the option of the Corporation, in cash or in additional Subordinated Notes in an equivalent principal amount of such accrued and unpaid dividends. In no event shall the Corporation issue Subordinated Notes in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of Subordinated Notes that would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Subordinated Notes to be issued to a holder upon any such exchange). Interest will accrue on the Subordinated Notes from the date of exchange.

         (c) In the event the Corporation shall exchange shares of Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares of Preferred Stock to be exchanged at such holder's address as the same appears on the stock register of the Corporation. Each such exchange notice shall state: (A) the exchange date;
(B) the principal amount of Subordinated Notes to be received by the exchanging holder; (C) the place or places where the certificate or certificates for such shares of Preferred Stock are to be exchanged for notes evidencing the Subordinated Notes to be received by the exchanging holder; and (D) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on such exchange date. On the date so specified, each holder of then outstanding shares of Preferred Stock shall surrender the certificate or certificates evidencing the Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for the Subordinated Notes to which such holder is entitled, registered in such holder's name or that of its nominee or payable to its order or that of its nominee, as such holder shall request, and in such denominations as such holder shall request. All shares of Preferred Stock which are redeemed pursuant to this subparagraph 6 shall be cancelled and shall not be reissued.

         (d) Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture having substantially the terms assigned to the Preferred Stock as set forth in this Paragraph A of Article FOURTH. The Corporation will cause the Subordinated Notes to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Subordinated Notes at the rate and on the dates specified in such indenture from the exchange date.

         (e) The Corporation will not give notice of its intention to exchange unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (i) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Subordinated Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject to the aforesaid), (iii) neither the execution nor delivery of the indenture or the Subordinated Notes nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, and (iv) the Subordinated Notes have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Subordinated Notes for the shares of Preferred Stock is exempt from registration under the Act.

         (f) The exchange shall be deemed to have been effected immediately prior to the close of business on the relevant Dividend Payment Date on or prior to which the certificates for shares of Preferred Stock shall have been surrendered, and the person in whose name or names the Subordinated Notes shall be issuable upon such exchange shall be deemed to have become the holder of record of the Subordinated Notes represented thereby at such time on such Dividend Payment Date.

         (g) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Subordinated Notes on exchange of the Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of notes evidencing Subordinated Notes in a name other than that of the holder of the Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      7. (a) The holders of shares of Preferred Stock shall not be entitled to any voting rights, except as described below or as otherwise required by applicable law. In the event the Corporation fails to (i) pay dividends for six or more quarters (whether or not consecutive), or (ii) satisfy any mandatory redemption obligation with respect to the Preferred Stock (regardless of whether the reason for such failure is lack of legally available funds), the Board of Directors of the Corporation shall be increased by two members and the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, shall be entitled to elect two members to the Board of Directors of the Corporation. The foregoing voting rights shall cease, and the term of office of any directors elected pursuant to the exercise of the foregoing voting rights shall terminate, if and when the failure by the Corporation giving rise to such voting rights is cured, but subject always to the vesting of such right in the case of a similar future event. The foregoing voting rights may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each subsequent annual meeting. At any time when such voting rights shall have vested, and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Preferred Stock, shall call a special meeting of the holders of the Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the foregoing, no such special meeting shall be called during a period within 60

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days immediately preceding the date fixed for the next annual meeting of stockholders. At any meeting held for the purpose of electing directors at which the holders of Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. Any director elected by holders of Preferred Stock pursuant to such voting rights shall hold office until the next annual meeting of stockholders (unless such term has previously terminated as described above) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected or, if there be no such remaining director, by the holders of Preferred Stock by written consent or at a special meeting called in accordance with the procedures set forth above or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

         (b) The approval of the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, shall also be required for (i) the authorization by the Corporation of any series of preferred stock ranked senior or on a parity in powers, preferences and rights to the Preferred Stock (including any additional shares of Preferred Stock), (ii) the amendment or modification of any provisions of the Certificate of Incorporation of the Corporation in any manner that would adversely affect the voting powers, designations, preferences and rights of the Preferred Stock and (iii) any merger or consolidation or sale of all or substantially all of the assets of the Corporation if the terms of such transaction do not provide for the repurchase or redemption of all of the shares of Preferred Stock upon consummation of such merger, consolidation or sale. Notwithstanding the foregoing, upon a refinancing of the Corporation's 12.75% Senior Discount Notes due 2008 (the "Discount Notes"), the Certificate of Incorporation of the Corporation may be amended or modified without any approval of the holders of the Preferred Stock to reflect covenants in the new notes which are more favorable to the Corporation than those contained in the Discount Notes.

      8. As used herein, the following terms are ascribed with the following meanings:

            "Affiliate" of any specified Person means any other Person (as described below) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock (as described below) of a Person shall be deemed to be control.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP (as defined below).

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or

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limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, excluding stock appreciation rights issued in the ordinary course of business.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on March 12, 1998 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Event of Default" is ascribed the meaning set forth in Section 6.01 of the Indenture.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on March 12, 1998.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (as defined below).

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien (as defined below) on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount

                                      -9-
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thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

            "Indenture" means the Indenture, dated as of March 12, 1998, between the Corporation and The Bank of New York, as trustee (the "Trustee"), governing the Corporation's 12.75% Senior Discount Notes due 2008.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Principals" means Dennis Mehiel, his lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which Dennis Mehiel and/or his lineal descendants hold at least 80% of the total, combined outstanding voting power or similar controlling interest.

            "Senior Discount Notes" means the Corporation's 12.75% Senior Discount Notes due 2008.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

B.    CLASS B PREFERRED STOCK

      Shares of Class B Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Class B Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting rights, if any, and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of Paragraph A of this Article FOURTH and subparagraph 2 of Paragraph E of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Class B Preferred Stock, the voting rights, if any, and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

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         (a) The distinctive designation of, and the number of shares of Class B
Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

         (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Class B Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

         (c) The right, if any, of the holders of Class B Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

         (d) Whether or not Class B Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Class B Preferred Stock of such series may be redeemed;

         (e) The rights, if any, of the holders of Class B Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

         (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Class B Preferred Stock of such series; and

         (g) The voting powers, if any, of the holders of such series of Class B Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Class B Preferred Stock or all series of Class B Preferred Stock as a class, to vote on such matters or under such circumstances and on such conditions as the Board of Directors may determine.

C.    CLASS B SERIES 1 PREFERRED STOCK

      Pursuant to the authority granted to the Board of Directors in Paragraphs B and C of this Article FOURTH, fifteen thousand (15,000) of the authorized shares of Class B Preferred Stock are hereby designated as Class B Series 1 Preferred Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class B Series 1 Preferred Stock are as follows:

      1. The holder of shares of Class B Series 1 Preferred Stock shall not be entitled to receive any dividends whatsoever.

      2. The Class B Series 1 Preferred Stock shall, with respect to distributions upon the liquidation, winding up or dissolution of the Corporation, rank junior to the Preferred Stock and senior to all classes of Common Stock of the Corporation and, except as provided in the following proviso, to each other class or series of capital stock issued by the Corporation now or hereafter created (collectively, together with the Common Stock, "Series 1 Junior Stock"); provided, however, that the Board of Directors may authorize a class or series of preferred stock on a parity in powers, preferences and rights to the Class B Series 1 Preferred Stock (collectively, "Series 1 Parity Stock") or senior in powers, preferences and rights to the Class B Series 1 Preferred Stock (collectively, "Series 1 Senior Stock") if approved by the holders of a majority of the shares of Class B Series 1 Preferred Stock; provided, however, that no such class or series of Series 1 Senior Stock shall be senior in powers, preferences and rights to the Preferred Stock except as provided in subparagraph 1 of Paragraph A of this Article FOURTH.

      3. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payment or distribution of assets shall be made to or set apart for the holders of Series 1 Junior Stock unless the holders of shares of Class B Series 1 Preferred Stock shall have received, out of assets legally available therefor, one thousand dollars ($1,000) per share of Class B Series 1 Preferred Stock (the "Liquidation Value"). If upon any such distribution of assets in liquidation or dissolution or upon the winding up of the affairs of the Corporation the amount which would be distributed to the holder of the outstanding shares of Class B Series 1 Preferred Stock would be less than this amount, then such lesser amount shall be distributed pro rata to the holders of then outstanding shares of Class B Series 1 Preferred Stock and to the holders of then outstanding shares of Series 1 Parity Stock, and no distribution shall be made to the holders of Series 1 Junior Stock. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this subparagraph 3.

      4. (a) The Corporation shall redeem all, but not less than all, of the Class B Series 1 Preferred Stock on March 13, 2010, out of funds legally available for such purpose, at a redemption price per share, in cash, equal to the aggregate Liquidation Value. Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such redemption notice shall state: (i) the redemption date; (ii) the number of shares of Class B Series 1 Preferred Stock to be redeemed; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. On or after the date so specified, each holder of then outstanding shares of Class B Series 1 Preferred Stock so to be redeemed shall surrender the certificate or certificates evidencing the Class B Series 1 Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for payment to its order or that of its nominee, as such holder shall request, in an aggregate amount equal to the aggregate redemption amount of the shares of Class B Series 1 Preferred Stock so redeemed. All shares of Preferred Stock which are redeemed pursuant to this subparagraph 4 shall be cancelled and shall not be reissued.

         (b) No dividend or other distribution (payable other than in shares of Series 1 Junior Stock) shall be paid to the holders of Series 1 Junior Stock, and no shares of Series 1 Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or in exchange for Series 1 Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series 1 Junior Stock unless the Corporation shall not be in default on any of its obligations to purchase or redeem the Class B Series 1 Preferred Stock pursuant to this subparagraph 4.

      5. (a) The shares of Class B Series 1 Preferred Stock may, at the option of the holder, at any time and from time to time, be converted into shares of fully paid and non-assessable shares of Class A Common Stock or Class B Common Stock, at the conversion ratio of one (1) share of Class B Series 1 Preferred Stock for 8.89963 shares of Class A Common Stock or Class B Common Stock, subject to adjustment for any subdivision or combination of, or stock dividend on, the Class A Common Stock or Class B Common Stock. The fifteen thousand (15,000) shares of Class B Series 1 Preferred Stock authorized shall, initially, be convertible into one million three hundred thirty four thousand nine hundred and forty five (133,494.5) shares of Class A Common Stock or Class B Common Stock.

         (b) Upon receipt by the Corporation from the record holder of the shares of Class B Series 1 Preferred Stock of a written request to convert its shares of Class B Series 1 Preferred Stock, the shares of Class B Series 1 Preferred Stock shall be converted into shares of Class A Common Stock or Class B Common Stock, as specified in such written request, at the conversion ratio specified in subparagraph 5(a) above. The conversion of shares hereunder shall be effective, subject to the terms of this subparagraph 5, as of the close of business on the date of the receipt by the Corporation of such request to convert, and the holder entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares on such date.

         (c) The conversion of shares of Class B Series 1 Preferred Stock shall be exercised by the surrender by the holder of the certificates representing the shares being converted accompanied by a written notice of conversion signed by such holder or its duly authorized agent, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Series 1 Preferred Stock) at any time during its usual business hours, and stating the name or names in which such holder wishes the certificates for Class A Common Stock or Class B Common Stock to be received upon conversion to be issued and the address to which such certificates shall be delivered. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issuance of the Class A Common Stock or Class B Common Stock upon conversion and all instruments of transfer appropriately completed to permit such issuance. Subject to the foregoing, the issuance of certificates for shares of Class A Common Stock or Class B Common Stock upon conversion of shares of Class B Series 1 Preferred Stock shall be made without charge to the holder of such converted shares for any costs incurred by the Corporation in connection with such conversion and related issuance of shares. As soon as practicable after such surrender of such certificates, the Corporation shall issue and deliver at such address as is specified by such holder the certificates for the number of shares of Class A Common Stock or Class B Common Stock to which such holder shall be entitled as aforesaid.

         (d) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class B Series 1 Preferred Stock as herein provided, such number of shares of Class A Common

Stock and Class B Common Stock as shall then be issuable upon the conversion of the shares of Class B Series 1 Preferred Stock. All shares of Class A Common Stock and Class B Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Common Stock of the Corporation may be listed.

      6. The holder of shares of Class B Series 1 Preferred Stock shall not be entitled to any voting rights whatsoever, except as provided in subparagraph 2 of this Paragraph C and except to the extent otherwise required by applicable law.

      7. In case at any time or from time to time the Corporation shall take any action in respect of the Common Stock, then unless such action will not have a materially adverse effect upon the conversion rights of the holders of Class B Series 1 Preferred Stock, the conversion rights set forth in subparagraph 5 of this Paragraph C shall, in the good faith judgment of the Board of Directors of the Corporation, be adjusted in such manner as shall be equitable in the circumstances.

      8. In the event that the Corporation shall propose (a) to pay any stock dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights, warrants or options to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or (e) to effect the liquidation, dissolution or winding-up of the Corporation, or (f) to effect any transaction that would constitute or effect a Change of Control (as defined below), then, in each such case, the Corporation shall give to the holders of the Class B Series 1 Preferred Stock a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offer of rights, warrants or options, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding-up or Change of Control is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed. Such notice shall be so given at least 20 days prior to (i) the record date for the purposes of any action covered by clause (a) or (b) above or (ii) the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, for the purposes of any action covered by clause (c), (d), (e) or
(f) above. As used herein, "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended (the "Exchange Act")) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
Act) other than the Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the

"beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, of more of the voting power of the. Voting Stock of the Corporation than at that time is beneficially owned by the Principals, or (iv) the first day on which more than a majority of the directors on the Board of Directors of the Corporation are not Continuing Directors. For purposes of this definition of Change of Control, any transfer of any equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Corporation will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

D.    CLASS B SERIES 2 PREFERRED STOCK

      Pursuant to the authority vested in the Board of Directors in Paragraphs B and D of this Article FOURTH, fifteen thousand (15,000) of the authorized shares of Class B Preferred Stock are hereby designated as Class B Series 2 Preferred Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class B Series 2 Preferred Stock are as follows:

      1. The holder of shares of Class B Series 2 Preferred Stock shall not be entitled to receive any dividends whatsoever.

      2. The Class B Series 2 Preferred Stock shall, with respect to distributions upon the liquidation, winding up or dissolution of the Corporation, rank junior to the Preferred Stock and senior to all classes of Common Stock of the Corporation and, except as provided in the following proviso, to each other class or series of capital stock issued by the Corporation now or hereafter created (collectively, together with the Common Stock, "Series 2 Junior Stock"); provided, however, that the Board of Directors may authorize a class or series of preferred stock on a parity in powers, preferences and rights to the Class B Series 2 Preferred Stock (collectively, "Series 2 Parity Stock") or senior in powers, preferences and rights to the Class B Series 2 Preferred Stock (collectively, "Series 2 Senior Stock") if approved by the holders of a majority of the shares of Class B Series 2 Preferred Stock; provided, however, that no such class or series of Series 2 Senior Stock shall be senior in powers, preferences and rights to the Preferred Stock except as provided in subparagraph 1 of Paragraph A of Article FOURTH of the Certificate of Incorporation.

      3. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payment or distribution of assets shall be made to or set apart for the holders of Series 2 Junior Stock unless the holders of shares of Class B Series 2 Preferred Stock shall have received, out of assets legally available therefor, one thousand dollars ($1,000) per share of Class B Series 2 Preferred Stock (the "Liquidation Value"). If upon any such distribution of assets in liquidation or dissolution or upon the winding up of the affairs of the Corporation the amount which would be distributed to the holder of the outstanding shares of Class B Series 2 Preferred Stock would be less than this amount, then such lesser amount shall be distributed pro rata to the holders of then outstanding shares of Class B Series 2 Preferred Stock and to the holders of then outstanding shares of Series 2 Parity Stock, and no distribution shall be made to the holders of Series 2 Junior Stock. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 3.

      4. (a) The Corporation shall redeem all, but not less than all, of the Class B Series 2 Preferred Stock on March 13, 2010, out of funds legally available for such purpose, at a redemption price per share, in cash, equal to the aggregate Liquidation Value (as defined in the Certificate of Incorporation). Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such redemption notice shall state: (i) the redemption date; (ii) the number of shares of Class B Series 2 Preferred Stock to be redeemed; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. On or after the date so specified, each holder of then outstanding shares of Class B Series 2 Preferred Stock so to be redeemed shall surrender the certificate or certificates evidencing the Class B Series 2 Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for payment to its order or that of its nominee, as such holder shall request, in an aggregate amount equal to the aggregate redemption amount of the shares of Class B Series 2 Preferred Stock so redeemed. All shares of Preferred Stock which are redeemed pursuant to this paragraph 4 shall be cancelled and shall not be reissued.

         (b) No dividend or other distribution (payable other than in shares of Series 2 Junior Stock) shall be paid to the holders of Series 2 Junior Stock, and no shares of Series 2 Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or in exchange for Series 2 Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series 2 Junior Stock unless the Corporation shall not be in default on any of its obligations to purchase or redeem the Class B Series 2 Preferred Stock pursuant to this paragraph 4.

      5. (a) The shares of Class B Series 2 Preferred Stock may, at the option of the holder, at any time and from time to time, be converted into shares of fully paid and non-assessable shares of Class A Common Stock or Class B Common Stock, at the conversion ratio of one (1) share of Class B Series 2 Preferred Stock for 8.89963 shares of Class A Common Stock or Class B Common Stock, subject to adjustment for any subdivision or combination of, or stock dividend on, the Class A Common Stock or Class B Common Stock. The fifteen thousand (15,000) shares of Class B Series 2 Preferred Stock authorized shall, initially, be convertible into one hundred thirty three thousand four hundred ninety four and one-half (133,494.5) shares of Class A Common Stock or Class B Common Stock.

         (b) Upon receipt by the Corporation from the record holder of the shares of Class B Series 2 Preferred Stock of a written request to convert its shares of Class B Series 2 Preferred Stock, the shares of Class B Series 2 Preferred Stock shall be converted into shares of Class A Common Stock or Class B Common Stock, as specified in such written request, at the conversion ratio specified in subparagraph 5(a) above. The conversion of shares hereunder shall be effective, subject to the terms of this paragraph 5, as of the close of business on the date of the receipt by the Corporation of such request to convert, and the holder entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares on such date.

         (c) The conversion of shares of Class B Series 2 Preferred Stock shall be exercised by the surrender by the holder of the certificates representing the shares being converted accompanied by a written notice of conversion signed by such holder or its duly authorized agent, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Series 2 Preferred Stock) at any time during its usual business hours, and stating the name or names in which such holder wishes the certificates for Class A Common Stock or Class B Common Stock to be received upon conversion to be issued and the address to which such certificates shall be delivered. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issuance of the Class A Common Stock or Class B Common Stock upon conversion and all instruments of transfer appropriately completed to permit such issuance. Subject to the foregoing, the issuance of certificates for shares of Class A Common Stock or Class B Common Stock upon conversion of shares of Class B Series 2 Preferred Stock shall be made without charge to the holder of such converted shares for any costs incurred by the Corporation in connection with such conversion and related issuance of shares. As soon as practicable after such surrender of such certificates, the Corporation shall issue and deliver at such address as is specified by such holder the certificates for the number of shares of Class A Common Stock or Class B Common Stock to which such holder shall be entitled as aforesaid.

         (d) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class B Series 2 Preferred Stock as herein provided, such number of shares of Class A Common Stock and Class B Common Stock as shall then be issuable upon the conversion of the shares of Class B Series 2 Preferred Stock. All shares of Class A Common Stock and Class B Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Common Stock of the Corporation may be listed.

      6. In addition to the voting rights provided in paragraph 2 hereof, and except as may otherwise be required by law, each holder of Class B Series 2 Preferred Stock shall have one vote in respect of each share of Class B Series 2 Preferred Stock held by it on all matters voted upon by the stockholders, including election of directors, and shall vote together with the Class A Common Stock and the Class B Common Stock as a single class.

      7. In case at any time or from time to time the Corporation shall take any action in respect of the Common Stock, then unless such action will not have a materially adverse effect upon the conversion rights of the holders of Class B Series 2 Preferred Stock, the conversion rights set forth in paragraph 5 hereof shall, in the good faith judgment of the Board of Directors of the Corporation, be adjusted in such manner as shall be equitable in the circumstances.

      8. In the event that the Corporation shall propose (a) to pay any stock dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights, warrants or options to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or (e) to effect the liquidation, dissolution or winding-up of the Corporation, or (f) to effect any transaction that would constitute or effect a Change of Control (as defined in the Certificate of Incorporation), then, in each such case, the Corporation shall give to the holders of the Class B Series 2 Preferred Stock a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offer of rights, warrants or options, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding-up or Change of Control is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed. Such notice shall be so given at least 20 days prior to (i) the record date for the purposes of any action covered by clause (a) or (b) above or (ii) the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, for the purposes of any action covered by clause (c), (d), (e) or (f) above.

E.    COMMON STOCK

      The Common Stock shall be divided into one million four hundred thousand (1,400,000) shares of Class A Common Stock, two hundred thousand (200,000) shares of Class B Common Stock, three hundred thousand (300,000) shares of Class C Common Stock and two hundred thousand (200,000) shares of Class D Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class A Common Stock, Class B Common Stock, Class C Common Stock and, Class D Common Stock are as follows:

      1. Except to the extent expressly set forth in subparagraph 4 or subparagraph 5 of this Paragraph D, none of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or Class D Common Stock has any preference over, or with respect to, any other such class of Common Stock, and each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock is vested with all of the same dividend and liquidation rights.

      2. After the requirements with respect to preferential dividends on the Preferred Stock or the Class B Preferred Stock (fixed in accordance with the provisions of Paragraphs A and B of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or repurchase, redemption or purchase accounts (fixed in accordance with the provisions of Paragraphs A and B of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraphs A and B of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock will be entitled to share in such dividends ratably according to the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock held by them. If dividends are declared which are payable in shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock such dividends will be declared payable at the same rate on each class of Common Stock, and the dividends payable in shares of Class A Common Stock will be payable to the holders of Class A Common Stock, the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock, the dividends payable in shares of Class C Common Stock will be payable to the holders of Class C Common Stock and the dividends payable in shares of Class D Common Stock will be payable in shares of Class D Common Stock. If a holder of Class B, Class C or Class D Common Stock, as the case may be, shall convert any of its respective shares of Class B, Class C or Class D Common Stock into shares of Class A Common Stock pursuant to subparagraph 5 of this Paragraph D at a time which falls after the record date, but before the payment date, of any dividend declared by the Corporation, the holder shall be entitled to the receipt of such declared dividend as though such conversion had not taken place.

      3. After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraphs A, B and C of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock and to the holders of any series of Class B Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to share, ratably according to the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and/or Class D Common Stock, respectively, held by them, in all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders.

      4. Except as may otherwise be required by law, each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by it on all matters voted upon by the stockholders, including the election of directors. Except as may otherwise be required by law, each holder of Class B Common Stock shall have one-tenth (.1) of a vote in respect of each share of Class B Common Stock held by it on all matters voted upon by the stockholders, including the election of directors, and shall vote together with the Class A Common Stock as a single class; provided, however, that the approval of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required for the amendment or modification of any provisions of the Certificate of Incorporation of the Corporation in any manner that would adversely affect the powers, preferences and rights of the Class B Common Stock. The holders of Class C Common Stock and Class D Common Stock shall not be entitled to any vote whatsoever, except to the extent otherwise required by applicable law.

      5. (a) Any share of Class B Common Stock may, at any time, be converted into one fully paid and non-assessable share of Class A Common Stock (x) at the option of any holder other than a Non-Converting Holder (as defined below) or
(y) at the option of any Non-Converting Holder concurrently with a sale or other transfer of such shares of Class B Common Stock to any person, firm or corporation other than a Non-Converting Holder, subject to the conditions hereinafter set forth. For the purpose of this subparagraph 5, the term "Non-Converting Holder" shall mean The Equitable Life Assurance Society of the United States and any of its affiliates, or any other person, firm or corporation that elects to be treated as a Non-Converting Holder by written notice delivered to the Corporation on or before the date of acquisition of shares of Class B Common Stock by such person, firm or corporation, which notice refers to this sentence and states that such person, firm or corporation is irrevocably electing to be treated as a Non-Converting Holder. Such written notice shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

         (b) Any share of Class C Common Stock may, following either (i) an underwritten initial public offering of shares of Common Stock of the Corporation or (ii) a refinancing of the Senior Discount Notes, be converted into one fully paid and non-assessable share of Class A Common Stock (x) at the option of any holder or (y) at the option of the Corporation.

         (c) Any share of Class D Common Stock may, following an underwritten initial public offering of shares of Common Stock of the Corporation, be converted into one fully paid and non-assessable share of Class A Common Stock
(i) at the option of any holder or (ii) at the option of the Corporation.

         (d) Upon receipt by the Corporation from a record holder of shares of Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, of a written request to convert its shares of Class B, Class C or Class D Common Stock, the shares of Class B, Class C or Class D Common Stock requested to be converted shall be converted into shares of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class B, Class C or Class D Common Stock, as the case may be. The conversion of shares hereunder shall be effective, subject to the terms of this subparagraph 5, as of the close of business on the date of the receipt by the Corporation of such request to convert, and the holder entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares on such date. All shares of Class B, Class C or Class D Common Stock converted into shares of Class A Common Stock as provided in this subparagraph 5 may be reissued by the Corporation.

         (e) Upon receipt by a record holder of shares of Class C or Class D Common Stock from the Corporation of written notice of mandatory conversion of its shares of Class C or Class D Common Stock, the shares of Class C or Class D Common Stock, as the case may be, to be converted shall be converted into shares of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class C or Class D Common Stock, as the case may be. The conversion of shares hereunder shall be effective, subject to the terms of this subparagraph 5, as of the close of business on the date of the receipt by the record holder of Class C or Class D Common Stock, as the case may be, of such notice from the Corporation of mandatory conversion, and the holder entitled to receive the shares issuable upon such mandatory conversion shall be treated for all purposes as the record holder of such shares on such date. For purposes of this section (e) of this subparagraph 5, such notice shall be deemed to be received by the record holder of Class C or Class D Common Stock, as the case may be, ten (10) business days following mailing of the notice by the Corporation. All shares of Class C or Class D Common Stock converted into shares of Class A Common Stock as provided in this subparagraph 5 may be reissued by the Corporation.

         (f) Any conversion of shares of Class B, Class C or Class D Common Stock shall be exercised by the surrender by the holder of the certificate or certificates representing the shares being converted accompanied, if the conversion is at the option of the holder, by a written notice of conversion signed by such holder or its duly authorized agent, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class B, Class C or Class D Common Stock, as the case may be,) at any time during its usual business hours, and stating the name or names in which such holder wishes the certificate or certificates for Class A Common Stock to be received upon conversion to be issued and the address to which such certificate or certificates shall be delivered. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issuance of the Class A Common Stock upon conversion and all instruments of transfer appropriately completed to permit such issuance. Subject to the foregoing, the issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B, Class C or Class D Common Stock shall be made without charge to the holder of such converted shares for any costs incurred by the Corporation in connection with such conversion and related issuance of shares. As soon as practicable after such surrender of such certificate or certificates, the Corporation shall issue and deliver at such address as is specified by such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.

         (g) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class B Common Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. The Corporation shall, following an underwritten initial public offering of the shares of Common Stock of the Corporation, reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class C and Class D Common Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon conversion of all outstanding shares of Class C and Class D Common Stock. All shares of Class A Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Common Stock of the Corporation may be listed.

         (h) If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other classes will be proportionately subdivided or combined.

F.    OTHER PROVISIONS

      1. Except as may be otherwise provided in an agreement between the Corporation and one or more holders of the shares of stock or of options, warrants or other rights to purchase share of stock or other securities of the Corporation, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether one or more of such holders or others, and upon such terms as may be deemed advisable by the Board of Directors.

      2. The relative powers, preferences and rights of each series of Class B Preferred Stock in relation to the powers, preferences and rights of each other series of Class B Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of Preferred Stock or the holders of such of the series of Class B Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Class B Preferred Stock; provided, however, that the approval of the holders of a majority of the shares of the Preferred Stock, voting as a separate class, shall be required for the matters described in the first sentence of subparagraph 7(b) of Paragraph A of this Article FOURTH and the approval of the holders of a majority of the shares of Class B Series 1 Preferred Stock, voting as a separate class, shall be required for the matters described in subparagraph 2 of Paragraph C of this Article FOURTH; and provided, however, that the Board of Directors may expressly provide in the resolution or resolutions as to any series of Class B Preferred Stock adopted pursuant to Paragraph B of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Class B Preferred Stock.

      3. Subject to the provisions of subparagraph 2 of this Paragraph E, shares of any series of Class B Preferred Stock, in an aggregate amount not exceeding the total number of shares of Class B Preferred Stock authorized in this Amended and Restated Certificate of Incorporation, may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors, and shares of Preferred Stock, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized in this Amended and Restated Certificate of Incorporation, may be issued from time to time pursuant to subparagraph 2(a) of Paragraph A of this Article FOURTH.

      4. Shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, in an aggregate amount not exceeding the respective total number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, as applicable, authorized in this Certificate of Amendment of the Certificate of Incorporation may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

      5. The authorized amount of shares of Class B Preferred Stock and Common Stock may, without a class or series vote, be increased or decreased (but not below the number of such shares then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

      FIFTH:      Except as  required in the  By-laws of the  Corporation,  no election of directors need be by written ballot.

      SIXTH:      The Board of Directors shall have the power to make, alter, or repeal By-laws of the Corporation, subject to the power of the stockholders entitled to vote thereon to alter or repeal By-laws made by the Board of Directors.

      SEVENTH:    A. A director of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that subject to the immediately following sentence, this Article SEVENTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Amended and Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            B. Any repeal or modification of the foregoing Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

      EIGHTH:     The Corporation shall, to the fullest extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any and all persons whom it shall have power to indemnify under such law to the extent that such indemnification and advancement of expenses is permitted under such law, as such law may from time to time be in effect; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be deemed exclusive of other rights to which those indemnified may be entitled under any by-law, agreement, vote of directors or stockholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. To the extent permitted by applicable law, any person seeking indemnification under this Article EIGHTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a person with respect to any acts or omissions of such person occurring prior to such repeal or modification.

      NINTH:      The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation.

      TENTH:      The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation, as such may from time to time be in effect, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein are granted subject to this reservation.